Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vanguard Natural Resources, LLC
Houston, Texas

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-179050) and Form S-8 (Nos. 333-152448 and 333-190102) of Vanguard Natural Resources, LLC of our reports dated February 28, 2014, relating to the consolidated financial statements and the effectiveness of Vanguard Natural Resources, LLC’s internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Houston, Texas
February 28, 2014